                                                                  Exhibit (a)(8)

The following contains the text of slides which the registrant intends to use in presentations to its employees in connection with the Offer to Exchange.

Slide #1

                                  STOCK OPTION
                                EXCHANGE PROGRAM


                                  Vivian Vitale
                                  November 2001

[RSA Logo]

Slide #2

Table of Contents

-        What is the Offer to Exchange and Why Do It?

-        Why Not Reprice or Grant More Options?

-        Eligibility

-        How does the Offer to Exchange work?

-        Important Dates

-        Contact Information

-        Sample Exchange Rate and Vesting Schedule

-        What Do I Need to Do?

-        Tax Consequences

-        Conclusion

-        Other Important Information

[RSA Logo]

Slide #3

What is the Offer to Exchange and Why Do It?

- We are making an offer to all employees with stock options to request that we exchange their current options for new options to be granted on the first business day that is at least six months and one day from the date the Offer to Exchange expires.

- Most employees' stock options have exercise prices significantly above our current and recent trading prices.

- The Offer to Exchange is being offered on a completely voluntary basis.

- The Company believes this may provide you an opportunity for upside in the future.

[RSA Logo]

Slide #4

WHY NOT REPRICE OR GRANT MORE OPTIONS?


- In 1998 the Federal Accounting Standards Board adopted rules that have unfavorable accounting charge consequences for companies that reprice options. As a result, if we repriced options, we could incur potentially huge charges against our future operation results.

- Due to the large number of options currently outstanding, a grant of additional options would have a negative impact on our earnings per share.

[RSA Logo]

Slide #5

Eligibility

- All current US and non-US employees (including employees of our subsidiaries) who hold stock options under any of RSA Security's stock option plans are eligible to participate in the Offer to Exchange.

- You must be an employee on both the date on which the Offer expires AND the date on which new options are granted in order to participate.

- The Offer to Exchange includes all outstanding options under all plans.

- Non-US employees may be subject to special considerations due to the laws of the jurisdiction in which they are located or received their stock options.

[RSA Logo]

Slide #6

How does the Offer to Exchange work?

- You make a voluntary election to request that we cancel your current outstanding stock options by filling out, signing and returning an election form.

- You receive a grant of a new option issued on the first business day that is at least six months and one day from the date of the cancellation (Replacement Grant Date).

- The exercise price of the new option will be the closing price of our stock on the Replacement Grant Date.

- The number of new options issued as part of this exchange is a 3 for 5 ratio (receive 3 new options in exchange for canceling 5 options).

- You must exchange the whole grant if you participate in the Offer to Exchange, but if you hold more than one grant, you may request that we exchange any or all of your grants.

- However, if you request that we exchange any of your options, you must request that we exchange all options granted to you after May 15, 2001 that have a lower exercise price than the highest exercise price of the options that you elect to exchange.



[RSA Logo]

Slide #7

How does the Offer to Exchange work (cont.)?

- New options will vest over a three year period with 25% vesting IMMEDIATELY upon grant and the remaining 75% vesting quarterly thereafter, so long as you continue to be an employee of RSA Security or one of its subsidiaries.

- All forms must be completed and returned to the individuals on the Contact Information section outlined in this presentation by December 17, 2001.

[RSA Logo]

Slide #8

Important Dates

- The Offer to Exchange will expire at 9:00 a.m. Eastern Standard Time on December 17, 2001.

- The options you select for exchange will be cancelled on the date the Offer expires: December 17, 2001.

- The Replacement Grant Date will be the first business day that is at least six months and one day from the date the Offer expires. The anticipated date is June 18, 2002.

- Should the need arise, the Company has the discretion to extend the deadline. We can NOT extend the deadline on an individual basis.

[RSA Logo]

Slide #9

Contact Information

- United States

- Michele Linehan, Human Resources, 36 Crosby Drive, Bedford, MA 01730 - Phone:
(781) 301-5464; Fax: (781) 301-5470

- Canada

- Kristin Lawler, Human Resources, 505 Burrard Street, Vancouver, BC V7X 1M3 -
Phone: (604) 640-6248; Fax: (604) 640-6216

- EMEA and Ireland

- Valerie Mann, Human Resources, RSA House (formerly Bracknell Gate), Western Road, Bracknell, RG12 1 RT UK - Phone: (44) 1344 781601; Fax: (44) 1344 781314

- Sweden

- Magnus Back, Human Resources, P.O. Box 107 04 Globen City, Hus 19, Avenavagen 29 S-121 29, 6th and 7th Floor, Stockholm Sweden - Phone: (46) 8 725 97 92; Fax:
(46) 8 725 97 96



[RSA Logo]

Slide #10

- Australia

- Susan Newton, Human Resources, Level 32 Waterfront Place, 1 Eagle Street, Brisbane, Australia QLD 4000 - Phone: (61) 7 3227 4473; Fax: (61) 7 3227 4400

- Asia Pacific

- Anita Tan, Human Resources, 2 Shenton Way, #13-03, Unity Tower One, Singapore 068804 - Phone: (65) 880-5151; Fax: (65) 880-5155

- Japan

- Kikuchi Tokuo, Legal Dept., Tokyo Ginko Kyokai Bldg. 1-3-1, Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan - Phone: (813) 5222-5201; Fax: (813) 5222-5270

[RSA Logo]

Slide #11

Sample Exchange Rate and Vesting Schedule

- Example



ORIGINAL GRANT:



Original Grant Date:                June 1, 2000

Original Stock Option:              1,000 Shares

Original Exercise Price:            $40.25

Original Vesting Start Date:        June 1, 2001

Original Vesting Schedule:          25% shares vest one year from the Grant
                                    Date, and  75% of shares vest quarterly
                                    thereafter


Hypothetical Stock Price on the Replacement Grant Date = $15

(the real price may be higher or lower than this hypothetical price)




NEW GRANT:
---------



New Grant Date:                     On or after June 18, 2002

New Stock Option:                   600 shares

New Exercise Price:                 $15

New Vesting Start Date:             On or after June 18, 2002

New Vesting Schedule:               25% immediately vested on the New Grant
                                    Date, and 75% in 12 equal quarterly
                                    installments thereafter, so long as you
                                    continue to be an employee of RSA Security or one of its subsidiaries




[RSA Logo]

Slide #12

What Do I Need to Do?

- You must complete and sign the Election Form and return it to the appropriate person in your location listed under the Contact Section.

- The deadline for participation is no later than 9:00 a.m. EST, December 17, 2001. There are no exceptions.

[RSA Logo]

Slide #13

Tax Consequences

- In the United States, if you exchange your options for new options, you will not be required under current law to recognize income for federal income tax purposes at the time of exchange.

- Non-US participants may be subject to special considerations due to the laws of the jurisdiction in which they are located or received their stock options.

- We recommend you consult your own tax advisor with respect to the federal, foreign, state, provincial and local tax consequences of participating in the program.

[RSA Logo]

Slide #14


Conclusion

- Questions

[RSA Logo]

Slide #15

OTHER IMPORTANT INFORMATION


- These slides give an overview of the option exchange program. The program is more fully described in the "Offer to Exchange Outstanding Stock Options Held by Employees of RSA Security Inc. dated November 15, 2001" which was previously delivered to you. Before you decide whether to request that we exchange any of your options, you should carefully read the entire offer to exchange because it contains important information about the exchange offer. RSA Security has also filed these materials with the United States Securities and Exchange Commission
(SEC) as part of a tender offer statement and you may obtain these materials and other documents filed by RSA Security with the SEC for free from the SEC's Web site at www.sec.gov or from RSA Security's internal Web site.


[RSA Logo]